As filed with the Securities and Exchange Commission on December 7, 2016

Registration No. 333-196625

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

SFX ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	90- 0860047 (I.R.S. Employer Identification No.)

524 Broadway, 11th Floor, New York, NY 10012

(Address of principal executive offices)     (Zip Code)

(646) 561-6400

(Registrant's telephone number, including area code)

SFX Entertainment, Inc.
2013 Equity Compensation Plan

(Full title of the plan)

Jason M. Barr

Senior Vice President and General Counsel

SFX Entertainment, Inc.

524 Broadway, 11th Floor

New York, NY 10012

(646) 561-6400

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

NA

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the "S-8 Registration Statement") of SFX Entertainment, Inc. (the "Company"):

•	File No. 333-196625, filed June 9, 2014, registering shares of the Company’s common stock under the SFX Entertainment, Inc. 2013 Equity Compensation Plan.

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold. Pursuant to the Fifth Amended Joint Plan of Reorganization of SFX Entertainment, Inc. under Chapter 11 of the Bankruptcy Code (the “Plan”), as confirmed by order of the United States Bankruptcy Court for the District of Delaware on November 15, 2016, all previously issued shares of the Company’s common stock were cancelled as of the December 2, 2016 effective date of the Plan. Accordingly, the Company hereby removes from registration all shares registered and unsold under the S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 5, 2016.

SFX Entertainment, Inc. (Registrant)

By:	/s/ Jason M. Barr
Name:	Jason M. Barr
Title:	Senior Vice President and General Counsel

Note: No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.